Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations and Corporate Communications
804.289.9709

Brink’s to Acquire Cash Management Operations in Argentina
Acquisition of Maco Expected to Drive Profitable Growth

RICHMOND, Va., July 13, 2017 – The Brink’s Company (NYSE: BCO), the global leader in cash management, secure logistics and security solutions, today announced that it has agreed to a cash purchase of Maco Transportadora de Caudales S.A. (“Maco”) for approximately $209 million, with the final purchase price subject to post-closing adjustments and foreign exchange translation. The transaction is expected to close within 30 days, subject to customary closing conditions. Based in Buenos Aires, Maco’s cash-in-transit and money processing operations will be integrated with Brink’s existing operations in Argentina. Over the last 12 months, Maco generated revenue of approximately $90 million and adjusted EBITDA of approximately $24 million.
Doug Pertz, Brink’s president and chief executive officer, said: “Accelerating profitable growth through accretive acquisitions is a key element of our three-year strategic plan. This acquisition clearly demonstrates our commitment to executing on that plan in South America, our fastest growing and most profitable segment. We will move quickly to achieve substantial cost synergies over the next two years, resulting in an expected post-integration multiple of approximately six times adjusted EBITDA.”
The acquisition is expected to be significantly accretive to net income in 2019, and slightly accretive in 2017. Management will update its 2019 targets, including the impact of acquisitions, when it reports second-quarter earnings on July 26.
Pertz added: “We’re making significant progress in our strategy to grow through acquisitions in our core businesses and existing markets, and we have a robust pipeline of additional targets that we are actively exploring. We are well-positioned, and have the financial flexibility, to pursue value-creating acquisitions as we simultaneously invest in organic profit growth initiatives.”

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 40 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to the acquisition of Maco and the impact on the Company’s results.  Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; our ability to maintain an effective IT infrastructure and safeguard confidential information; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to complete the Maco acquisition, achieve expected synergies and successfully integrate the business; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business and reputation; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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